EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Young & Rubicam Inc. (File No. 333-57605) of our report dated February 11, 2000 included in this Annual Report on Form 10-K.





PricewaterhouseCoopers LLP
New York, New York
March 30, 2000